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                                                                   EXHIBIT 11.1



                         COMPUTATION OF EARNINGS PER COMMON SHARE EQUIVALENTS

                                          Fiscal Year Ended
                           -------------------------------------------------
                             AUGUST 26,        AUGUST 31,         AUGUST 30,
                                1995             1996               1997
                           -------------------------------------------------
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)

PRIMARY:
    Average shares outstanding   146,189          148,476         150,726
    Net effect of dilutive
     stock options, based on
     the treasury stock
     method, using average
     fair market value             3,113            2,762           1,809
                                -----------------------------------------
    Total shares used in
     computation                 149,302          151,238         152,535
                                =========================================
    Net income                  $138,781         $167,165        $195,008
                                =========================================
    Net income per share        $   0.93         $   1.11          $ 1.28
                                =========================================
FULLY
DILUTED:
    Average shares outstanding   146,189          148,476         150,726
    Net effect of dilutive
     stock options, based on
     the treasury stock
     method, using higher of
     average or year-end fair      3,155            2,762           2,156
     market value               -----------------------------------------

    Total shares used in
     computation                 149,344          151,238         152,882
                                ==========================================
    Net income                  $138,781         $167,165        $195,008
                                ==========================================
    Net income per share        $   0.93         $   1.11        $   1.28
                                ==========================================
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